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                                                                    Exhibit 23.4

                   CONSENT OF WILLIAM BLAIR & COMPANY, L.L.C.



November 16, 2001

Board of Directors
MCSi, Inc.
4750 Hempstead Station Drive
Dayton, Ohio 45429

Dear Sirs:

We hereby consent to the inclusion in the Registration Statement on Form S-4, relating to the proposed offer by MCSi to exchange shares of common stock of MCSi for all outstanding shares of common stock of Zengine, and the subsequent merger of Zengine with and into MCSi, of our opinion letter appearing as Annex B to the Prospectus which is a part of the Registration Statement, and to the references thereto under the captions "MCSi's Financial Advisors" and "Background of the Offer." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations adopted by the Securities and Exchange Commission thereunder.


                                    Very truly yours,


                                    /s/ William Blair & Company

                                    WILLIAM BLAIR & COMPANY, L.L.C.